UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007

TUTOGEN MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	001-16069	59-3100165
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)
13709 Progress Boulevard, Box 19
Alachua, Florida 32615
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (386) 462-0402
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-4.1 AMENDMENT AGREEMENT
EX-99.1 PRESS RELEASE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On November 12, 2007, Regeneration Technologies, Inc. (“RTI”), Rockets FL Corp., a wholly owned subsidiary of RTI (the “Merger Subsidiary”) and Tutogen Medical, Inc. (“Tutogen” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine RTI and Tutogen in a tax-free, stock-for-stock exchange. Pursuant to the terms of the Merger Agreement:
•	the Merger Subsidiary will be merged with and into Tutogen;

•	Tutogen will continue as the surviving corporation in the merger and will be a wholly owned subsidiary of RTI;

•	RTI will issue 1.22 shares of its common stock to the holders of Tutogen common stock for each share of Tutogen common stock issued and outstanding (the “Exchange Ratio”) immediately prior to the effective time of the Merger;

•	RTI will assume each outstanding option to purchase shares of Tutogen common stock such that those options become options to purchase RTI common stock at the Exchange Ratio, on substantially the same terms and conditions;

•	RTI will enter into an employment agreement with Guy L. Mayer, Tutogen’s current President and Chief Executive Officer pursuant to which Mr. Mayer will serve as President of the combined company, reporting to the Chief Executive Officer of the combined company; and

•	the initial Board of Directors of the combined company will consist of the seven current directors of RTI and five of the current directors of Tutogen.
     Consummation of the merger is subject to customary conditions, including the adoption of the Merger Agreement by a majority of Tutogen’s stockholders, the approval by RTI’s stockholders of an increase in the number of shares of RTI’s authorized common stock and the issuance of common stock to Tutogen’s stockholders in accordance with the Merger Agreement, and the expiration or termination of any required waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The Merger Agreement also contains customary representations, warranties and covenants, including covenants for each of RTI and Tutogen to cause a stockholders’ meeting to be called and held as soon as practicable to vote on the adoption of the Merger Agreement and related transactions. In addition, the Merger Agreement contains certain termination rights for both RTI and Tutogen and further provides that upon termination of the Merger Agreement under specified circumstances, either RTI or Tutogen, as the case may be, may be required to pay the other a fee equal to $6,500,000.
     There are no material relationships between RTI and Tutogen other than those relating to the Merger Agreement.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed by Tutogen as an exhibit to a future Current Report on Form 8-K or its Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
     For further information, please see the text of the press release announcing the Merger Agreement which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
     The information furnished pursuant to this Item 1.01 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     The Company and Computershare Trust Company, N.A., a federally chartered trust company, as successor rights agent to Computershare Investor Services, LLC, (the “Rights Agent”), are parties to a certain Rights Agreement, dated July 16, 2002 (the “Rights Agreement”). In connection with the Rights Agreement, the Board of Directors of the Company declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock. The dividend was payable on July 31, 2002 to the shareholders of record on July 31, 2002. The Rights are intended to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group, with certain exceptions, that acquires 20% or more of the Company’s outstanding common stock.
     In connection with the Merger Agreement described in Item 1.1 of this Current Report on Form 8-K, on November 12, 2007, the Company and the Rights Agent amended the Rights Agreement by entering into an Amendment Agreement pursuant to which neither RTI nor Merger Subsidiary will be deemed to be an Acquiring Person (i.e., a person that acquires 20% or more of the Company’s outstanding common stock) under the Rights Agreement by virtue of entering into or consummating the transactions contemplated by the Merger Agreement.
     For further information, please see the Amendment Agreement which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

4.1
Amendment Agreement, dated as of November 12, 2007, by and between Tutogen Medical, Inc. and Computershare Trust Company, N.A., a federally chartered trust company, as successor rights agent to Computershare Investor Services, LLC.

99.1	Press Release dated November 13, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTOGEN MEDICAL, INC.
Dated: November 13, 2007	/s/ L. Robert Johnston
L. Robert Johnston
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amendment Agreement, dated as of November 12, 2007, by and between Tutogen Medical, Inc. and Computershare Trust Company, N.A., a federally chartered trust company, as successor rights agent to Computershare Investor Services, LLC.

99.1	Press Release dated November 13, 2007.